Exhibit 99.1

PRESS RELEASE Aug. 5, 2020

Arrowhead Pharmaceuticals Reports Fiscal 2020 Third Quarter Results

-	Conference Call and Webcast Today, August 5 at 4:30 p.m. EDT

PASADENA, Calif., Aug. 5, 2020 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced financial results for its fiscal third quarter ended June 30, 2020. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and provide Conference ID 6856804.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and provide Conference ID 6856804.

Selected Recent Events

•	Earned a $20 million milestone payment from Amgen following the administration of the first dose of AMG 890, formerly referred to as ARO-LPA, in a Phase 2 clinical study
•	Hosted a key opinion leader webinar on ARO-ENaC, the company’s investigational RNAi therapeutic being developed as a treatment for patients with cystic fibrosis
•	Completed dosing in healthy volunteer cohorts in AROHSD1001, a Phase 1/2 clinical study of ARO-HSD, the company’s investigational RNAi therapeutic being developed as a treatment for patients with alcohol related and nonalcohol related liver diseases, such as nonalcoholic steatohepatitis
•

Completed dosing of the first sequential cohort and collected the first 6-month repeat biopsy in the AROAAT2002 study, a pilot open-label, multi-dose, Phase 2 study to assess changes in a novel histological activity scale in response to ARO-AAT over time in patients with alpha-1 antitrypsin deficiency associated liver disease

•

Completed planned enrollment and dosing of 93 subjects in AROANG1001, a Phase 1/2 clinical study of ARO-ANG3, the company’s investigational RNAi therapeutic being developed for the treatment of mixed dyslipidemia

•

Completed planned enrollment and dosing of 80 subjects in AROAPOC31001, a Phase 1/2 clinical study of ARO-APOC3, the company’s investigational RNAi therapeutic being developed for the treatment of hypertriglyceridemia, and expanded the study to include up 112 subjects

Selected Fiscal 2020 Third Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
OPERATING SUMMARY	2020	2019	2020	2019

REVENUE	$27,375,778	$42,696,636	$80,359,211	$125,502,807
OPERATING EXPENSES
Research and development	32,573,134	19,291,710	85,390,086	57,662,381
General and administrative expenses	10,748,506	4,809,177	38,008,836	16,287,841
TOTAL OPERATING EXPENSES	43,321,640	24,100,887	123,398,922	73,950,222
OPERATING INCOME (LOSS)	(15,945,862)	18,595,749	(43,039,711)	51,552,585
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	2,334,649	1,739,959	6,919,200	4,717,359
NET INCOME (LOSS)	$(13,611,213)	$20,335,708	$(36,120,511)	$56,269,944

NET INCOME (LOSS) PER SHARE (DILUTED)	$(0.13)	$0.21	$(0.36)	$0.58
WEIGHTED AVERAGE SHARES OUTSTANDING (DILUTED)	101,843,436	98,884,744	100,184,216	97,814,019

FINANCIAL POSITION SUMMARY	June 30,	September 30,
	2020	2019
CASH AND CASH EQUIVALENTS	$219,322,617	$221,804,128
SHORT-TERM INVESTMENTS	67,709,263	36,899,894
LONG-TERM INVESTMENTS	177,529,881	44,175,993
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	464,561,761	302,880,015
OTHER ASSETS	91,166,311	46,965,422
TOTAL ASSETS	555,728,072	349,845,437
TOTAL CURRENT DEFERRED REVENUE	26,274,362	77,769,629
TOTAL LONG TERM DEFERRED REVENUE	-	5,035,142
OTHER LIABILITIES	36,868,505	23,004,414
TOTAL LIABILITIES	63,142,867	105,809,185
TOTAL STOCKHOLDERS' EQUITY	492,585,205	244,036,252
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$555,728,072	$349,845,437

SHARES OUTSTANDING	102,250,872	95,506,271

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors and Media:

LifeSci Advisors, LLC

Brian Ritchie
212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Source: Arrowhead Pharmaceuticals, Inc.

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